SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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Securities Exchange Act of 1934
(Amendment No.      )

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
FENTURA FINANCIAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement,
if other than Registrant)
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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
2007 ELECTION OF DIRECTORS
STOCK OWNERSHIP INFORMATION
THE CORPORATION’S BOARD OF DIRECTORS
2006 DIRECTOR COMPENSATION ($)
COMPENSATION/ESOP COMMITTEE INTERLOCKS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE ($)
2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
2006 OPTION EXERCISES AND STOCK VESTED
2006 SUPPLEMENTAL RETIREMENT BENEFITS
2006 NONQUALIFED DEFERRED COMPENSATION
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
COMPLIANCE WITH SECTION 16 REPORTING
OTHER INFORMATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS FENTURA FINANCIAL, INC. 175 North Leroy Street P.O. Box 725 Fenton, Michigan 48430
     The Fentura Financial, Inc. 2007 Annual Shareholders Meeting will be held at the Genesys Conference and Banquet Center, 805 Health Park Boulevard, Grand Blanc, Michigan, Tuesday, April 24, 2007, at 7:00 p.m. for the following purposes:
1.	To elect three directors; and

2.	Transact any other business that may properly come before the meeting or any adjournment of the meeting.
The Board of Directors has fixed the close of business on March 14, 2007, as the record date for the purpose of determining shareholders who are entitled to notice of and to vote at the meeting and any adjournment of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald L. Justice
Secretary

Fenton, Michigan
March 22, 2007

IMPORTANT
All shareholders are cordially invited to attend the meeting. WHETHER OR NOT YOU PLAN TO ATTEND IN PERSON, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY FORM AND RETURN IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting in person and if you have submitted a proxy form, it will not be necessary for you to vote in person at the meeting. However, if you attend the meeting and wish to change your proxy vote, you will be given an opportunity to do so.

PROXY STATEMENT
FENTURA FINANCIAL, INC.
175 North Leroy Street
P.O. Box 725
Fenton, Michigan 48430
Telephone: (810) 750-8725
ANNUAL MEETING OF SHAREHOLDERS
     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Fentura Financial, Inc. (the “Corporation”) to be voted at the annual meeting of its shareholders to be held at the Genesys Conference and Banquet Center, 805 Health Park Boulevard, Grand Blanc, Michigan, on Tuesday, April 24, 2007, at 7:00 p.m., eastern standard time, and at any adjournment of the meeting, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. This proxy statement and form of proxy are first being sent to shareholders on or about March 23, 2007.
     If a proxy in the accompanying form is properly executed, duly returned to the Corporation, and not revoked, the shares represented by the proxy will be voted at the annual meeting of the Corporation’s shareholders and at any adjournment of that meeting. Where a shareholder specifies a choice, a proxy will be voted as specified. If no choice is specified, the shares represented by the proxy will be voted for election of all nominees of the Board of Directors. The Corporation’s management does not know of any other matters to be presented at the annual meeting. If other matters are presented, the shares represented by proxy will be voted at the discretion of the persons designated as proxies, who will take into consideration the recommendations of the Corporation’s management.
     Any shareholder executing a proxy in the enclosed form has the power to revoke it by notifying the Secretary of the Corporation in writing at the address indicated above at any time before it is exercised, or by appearing at the meeting and voting in person.
     Solicitation of proxies is being made by mail. Directors, officers, and regular employees of the Corporation and its subsidiaries may also solicit proxies in person or by telephone without additional compensation. In addition, banks, brokerage firms, and other custodians, nominees, and fiduciaries may solicit proxies from the beneficial owners of shares they hold and may be reimbursed by the Corporation for reasonable expenses incurred in sending proxy material to beneficial owners of the Corporation’s stock. The Corporation will pay all expenses of soliciting proxies.
Boards of Directors
     The names of directors of the Corporation and its three subsidiary banks, The State Bank, Davison State Bank, and West Michigan Community Bank (the “Affiliate Banks”), are set forth below.

FENTURA FINANCIAL, INC.	THE STATE BANK (cont.)	DAVISON STATE BANK (cont.)
Kenneth R. Elston
     Chief Financial Officer
     MAG Industrial Automation
     Systems

Donald L. Grill
      President & CEO — Fentura
     CEO — The State Bank

J. David Karr
      Owner & Attorney
     Karr Law Office

Thomas P. McKenney
      Owner/President & Attorney
     McKenney & McKenney

Thomas L. Miller
      Owner/President & CEO
     TMI, Inc.

Brian P. Petty
      Owner & President
     Fenton Glass Service, Inc

Ian W. Schonsheck
      CEO
     Schonsheck, Inc.

Forrest A. Shook
      President & CEO
     NLB Corporation

THE STATE BANK

Louis O. Blessing
      Owner & President
     Blessing Co.

Kenneth E. Burchfield
      Senior Partner & Attorney
     Burchfield, Park, & Pollesch

Donald L. Grill
      President & CEO — Fentura
     CEO — The State Bank

Mark T. Hamel
     Owner
     The French Laundry

Patrick M. Hanniford
     Certified Public Accountant
     Pfeffer, Hanniford, Palka
Dennis E. Leyder
     President & COO
     The State Bank

Victor J. Lukasavitz
     President & Senior Partner
     Gould Engineering, Inc.

James T. Peabody
     Partner & President
     Smith-Peabody-Stiles-
     Insurance Agency

Brian P. Petty
     Owner & President
     Fenton Glass Service, Inc.

Susan Yeotis
     Realtor
     Prudential Great Lakes Realty

DAVISON STATE BANK

Thomas G. Donaldson
     Vice President
     McLaren Foundation

Kenneth R. Duetsch
     Real Estate Broker
     Red Carpet Keim

John A. Emmendorfer, Jr.
     President
     Davison State Bank

David H. Fulcher
     Chairman
     The Fulcher Companies, Inc.

Kevin M. Hammer
     Senior Vice President
     Davison State Bank

Ronald L. Justice
     Chief Executive Officer
     Davison State Bank

J. David Karr
     Owner & Attorney
     Karr Law Office

Holly J. Pingatore
     Senior Vice President
Fentura Financial, Inc.	Craig L. Stefanko
     Partner & President
     DCC Development Corporation

Sheryl E. Stephens
     President
     Stephens Wealth
     Management Group, Inc.

William J. Zirnhelt
     Business Manager
     St John
     Evangelical Church

WEST MICHIGAN
COMMUNITY BANK

Michael A. Byars, M.D.
     Partner
     Georgetown Physicians, P.C.

James W. Fredricks,
     Economic Development Director
     City of Hudsonville & Jamestown
     TWP.

Donald L. Grill
     President & CEO — Fentura
     CEO — The State Bank

Richard A. Patmos
     Co-Owner & President
     Sunrise Acres, Inc.

Douglas W. Rotman
     Partner
     Ferris, Busscher & Zwiers, P.C.

Robert E. Sewick
     President & CEO
     West Michigan Community Bank

James H. Vander Kolk
     President
     Royal Plastics, Inc.

Samuel L. Wanner
     Director of Finance
     Calvin College

James A. Wesseling
     Senior Partner & Attorney
Wesseling & Brackmann, P.C.

2007 ELECTION OF DIRECTORS
     The only matter scheduled to be considered at the annual meeting will be the election of three persons to the Board of Directors of the Corporation. The Corporation’s Board of Directors is divided into three classes. Each year, on a rotating basis, the terms of office of the directors in one of the three classes expire. Directors are elected for a three year term. The directors whose terms expire at the annual meeting (“Class I Directors”) are J. David Karr, Thomas P. McKenney and Brian P. Petty. The Board has nominated these same individuals for reelection as Class I Directors. If elected, the terms of these directors will expire at the 2010 annual meeting of shareholders.
     Except for those individuals nominated by the Board of Directors, no persons may be nominated for election at the 2007 annual meeting. The Corporation’s Bylaws require at least 120 days prior written notice of any other proposed shareholder nominations and no such notice has been received.
     The proposed nominees are willing to be elected and to serve. In the event that any nominee is unable to serve or is otherwise unavailable for election, which is not now contemplated the incumbent Board of Directors may or may not select a substitute nominee. If a substitute nominee is selected, all proxies will be voted for the person so selected. If a substitute nominee is not so selected, all proxies will be voted for the election of the remaining nominee. Proxies will not be voted for a greater number of persons than the number of nominees named.
     A vote of shareholders holding a plurality of shares voting is required to elect directors. For the purpose of counting votes on this proposal, abstentions, broker nonvotes, and other shares not voted will not be counted as shares voted.
The Nomination Process
     Director nominees are considered and must be recommended to the full Board by the Director Selection Committee, whose members are independent under SEC and NASDAQ Standards. When considering a potential candidate for membership on the Corporation’s Board, the Committee seeks to identify candidates who will meet the challenges and needs of the Board. The Committee considers, among other qualifications, demonstrated character and judgment, diversity, geographic representation, professional credentials, recognition in the marketplace, and experience in business and the financial industry. The Committee has not established specific minimum age, education, and years of business experience or specific types of skills for potential candidates, but, in general, expects qualified candidates will have ample experience and a proven record of business success and leadership. In general, the Board requires that each of its members will have the highest personal and professional ethics, integrity and values; will consistently exercise sound and objective business judgment; and will have a comfort with diversity in its broadest sense. In addition, it is anticipated that the Board as a whole will have individuals with significant appropriate senior management and leadership experience, a comfort with technology, a long-term and strategic perspective, and the ability to advance constructive debate. It is considered important for the Board as a whole to operate in an atmosphere where the chemistry of the Board is collaborative and constructive in effectively representing the interests of the shareholders.
     The Committee will consider shareholder nominations for directors submitted in accordance with the procedure set forth in Article III, Section 15(c) of the Corporation’s Bylaws. The procedure provides that a notice relating to the nomination must be given in writing to the Corporation not later than 120 days prior to the annual meeting. Such notice must contain identification information, business experience and background information with respect to the proposed nominee and contain information with respect to the proposed nominee’s share ownership. There are no differences in the manner in which the Committee evaluates a candidate that is recommended for nomination for membership on the Corporation’s Board by a shareholder. As noted, the Board has not received any recommended nominations from any of the Corporation’s shareholders in connection with the annual meeting.
     Upon receipt of information concerning a shareholder proposed candidate, the Committee assesses the Board’s needs, primarily whether or not there is a current or pending vacancy or a possible need to fulfill by adding or replacing a director, and then develops a director profile by comparing the current state of Board characteristics with the desired state and the candidate’s qualifications. The profile and the candidate’s submitted information are provided to the Board for discussion. Similarly, if at any time the Committee determines there may be a need to add or replace a director, the Committee develops a director profile by comparing the current state of Board characteristics with the desired state. If no candidates are apparent from any source, the Committee will determine the appropriate method to conduct a search. The Committee has, to date, not paid any third party fee to assist in identifying and evaluating nominees.
YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR ELECTION OF ALL NOMINEES AS DIRECTORS

STOCK OWNERSHIP INFORMATION
Stock Ownership of Directors, Executive Officers and Certain Major Shareholders
     At the close of business on March 14, 2007, the record date for determination of the shareholders entitled to vote at the annual meeting, the Corporation had issued and outstanding 2,160,106 shares of its common stock, the only class of voting securities presently outstanding. Each share entitles its holder to one vote on each matter to be voted upon at the meeting.
     In general, “beneficial ownership” includes those shares a director or officer has the power to vote or transfer, and stock options that are exercisable currently or within 60 days. The table below shows the beneficial stock ownership of the Corporation’s directors and executive officers named in the summary compensation table below and those shareholders who hold more than 5% of the total outstanding shares as of March 14, 2007.

	Shares		Percent
Name of	Beneficially		of
Beneficial Owner	Owned(1)		Outstanding(2)

Kenneth R. Elston (Director)	1,738	(3)	*
Donald L. Grill (Director, Executive Officer)	13,003	(3)(5)	*
Ronald L. Justice (Executive Officer)	4,795	(3)(5)	*
J. David Karr (Director)	3,110	(3)	*
Douglas J. Kelley (Executive Officer)	974	(5)	*
Dennis E. Leyder (Executive Officer)	1,466	(5)	*
Thomas P. McKenney (Director)	5,464	(3)(4)	*
Thomas L. Miller (Director)	3,377		*
Brian P. Petty (Director)	15,689	(3)(4)	*
Holly J. Pingatore (Executive Officer)	1,863	(5)	*
Robert E. Sewick (Executive Officer)	4,396	(5)	*
Ian W. Schonsheck (Director)	3,450		*
Forrest A. Shook (Director)	30,551	(3)(4)	1.41%
Donald E. Johnson, Jr.(6)	220,836		10.22%
Mary Alice Heaton(6)	113,583		5.26%
Linda J. Lemieux(6)	111,631		5.17%
Directors and Executive Officers as a group (13 persons)	89,876		4.16%

(1)	The number of shares in this column includes shares owned directly or indirectly, through any contract, arrangement, understanding or relationship, or that the indicated beneficial owner otherwise has the power to vote, or direct the voting of, and/or has investment power. This includes shares allocated to the person under the Corporation’s Employee Stock Ownership Plan (ESOP). Due to a change in plan administrators, the actual allocation of such shares is not currently available, and the allocation of shares has been estimated based on prior year allocations. This column includes shares that may be acquired pursuant to stock options that are exercisable within 60 days.

(2)	The symbol * shown in this column indicates ownership of less than 1%.

(3)	Ownership and voting rights of all shares are joint with spouse or individually held.

(4)	Includes 1,336 shares for Mr. Petty and 668 shares for Mr. McKenney and Mr. Shook that may be acquired pursuant to stock options that are exercisable within 60 days.

(5)	Includes 5,107 shares for Mr. Grill, 2,104 shares for Mr. Justice, 732 shares for Mr. Kelley, 1,135 shares for Mr. Leyder, 1,523 shares for Ms. Pingatore, and 2,803 shares for Mr. Sewick that may be acquired pursuant to stock options that are exercisable within 60 days.

(6)	Each person’s address is: SNB Trust Operations, 101 North Washington Avenue, Saginaw, Michigan 48607.
THE CORPORATION’S BOARD OF DIRECTORS
     Biographical information concerning the current directors and the nominees who are nominated for election to the Board of Directors at the annual meeting is presented below. Except as otherwise indicated, all directors and nominees have had the same principal employment for over five years.
Directors with Terms Expiring in 2010
     J. David Karr, age 68, serves as a Director and Chairman of Davison State Bank and was appointed as a Director of the Corporation effective January 2001 and was re-elected by the shareholders at the 2001 annual meeting. Mr. Karr is a Class I Director. Mr. Karr is an attorney with a private practice located in Davison, Michigan.
     Thomas P. McKenney, age 55, has been a Director of the Corporation since 1992 and was a Director of The State Bank from 1991 to 2003, serving as Chairman of The State Bank’s Board from 2001 to 2003. Mr. McKenney was appointed Vice Chairman of the Corporation in May 2003. Mr. McKenney is a Class I Director. Mr. McKenney is an attorney with a private practice located in Holly, Michigan.
     Brian P. Petty, age 49, was appointed a Director of the Corporation effective September 26, 2002. Mr. Petty has served as a Director of The State Bank since January of 1994 and has served as Chairman since 2003. Mr. Petty previously served as a Director of the Corporation from March of 1995 to December of 2000. Mr. Petty is a Class I Director. Mr. Petty is the owner and President of Fenton Glass Service, Inc., which sells and installs glass for automobile, residential, industrial and specialty uses.
Nominees for 3-Year Terms Expiring 2009
     Donald L. Grill, age 59, has been a Director since 1996. Mr. Grill is a Class III Director. Mr. Grill joined the Corporation as President and Chief Executive Officer in 1996. From 1976-1983, Mr. Grill was employed by Key State Bank in Owosso, Michigan. From 1983-1996, Mr. Grill was employed by First of America Bank Corporation and served as President and Chief Executive Officer of First of America Bank-Frankenmuth.
     Forrest A. Shook, age 64, has been a Director since 1996 and served as Vice Chairman of the Board of Directors of the Corporation from 1997 to May 2003. Mr. Shook was appointed Chairman of the Board of Directors of the Corporation in May 2003. He was a member of The State Bank Board from 1996 through 2000 and served as its Vice Chairman from 1997 through 2000. Mr. Shook is a Class III Director. Mr. Shook is the founder and now President & CEO of NLB Corporation located in Wixom, Michigan. NLB Corporation manufactures high pressure pumps that are used around the world in many applications.
Directors with Terms Expiring 2008
     Kenneth R. Elston, age 46, was appointed to the Board of Directors of the Corporation, effective September 29, 2005. Mr. Elston is a Class II Director. Mr. Elston is Vice President of Finance for MAG

Industrial Automation Systems in Sterling Heights, Michigan. MAG is a multinational machine tool manufacturing company. Mr. Elston serves as the Chairman of the Corporation’s Audit Committee.
     Thomas L. Miller, age 57, was appointed as a Class II Director of the Corporation on June 26, 2003. He is the CEO and founder of TMI, Inc., a company that specializes in the design and fabrication of large air handling units for various industrial applications.
     Ian W. Schonsheck, age 53, was appointed as a Class II Director of the Corporation on June 26, 2003. He is the CEO of Schonsheck, Inc., a company he founded in 1985. Schonsheck, Inc. is a design, construction and land development company that specializes in industrial and commercial buildings, expansions and renovations.
Independence of Directors and Attendance at Meetings
     The Board of Directors of the Corporation is composed of a majority of independent directors (as independence is defined in Rule 4200(a) (15) of the NASDAQ Listing Standards). The Board has determined that each of Messrs. Elston, Karr, McKenney, Miller, Petty, Schonsheck, and Shook are independent. During the fiscal year ended December 31, 2006, the Board of Directors of the Corporation held a total of 11 regular meetings. Various committees of the Board held meetings as needed. Each director attended at least 75 percent of the total meetings of the Board of Directors and meetings of the committees on which he served. The Corporation also encourages all members of the Board to attend the Corporation’s annual meeting of shareholders each year. Except for Chairman Shook who was ill, all members of the Board of Directors of the Corporation attended the Corporation’s 2006 annual meeting.
Communication with the Corporation’s Board of Directors
     Shareholders may communicate with members of the Corporation’s Board by mail addressed to the Board of Directors, a specific member of the Board, or to a particular committee of the Board at 175 North Leroy Street, P.O. Box 725, Fenton, Michigan 48430-0725.
Director Compensation
     The Corporation and Affiliate Bank directors are compensated in three ways: cash retainer fees, stock options and participation in stock purchase plans. Each director of the Corporation is paid an annual retainer fee. In 2006, the annual retainer was $12,000 unless a Director serves on a Board of a subsidiary bank, in which case their annual retainer for serving as a Director of the Company may be reduced. The Chairman of the Board receives an additional annual $2,000 retainer fee. The Chairman of the Audit Committee receives an additional $500 for each Audit Committee meeting attended and the remaining Audit Committee members receive $250 for attending each Audit Committee meeting. Directors of the Corporation who also serve on Affiliate Bank Boards receive additional compensation because of their Affiliate Bank Board service.
     Stock option grants are available to directors who are not employees of the Corporation under the 1996 Nonemployee Director Stock Option Plan. However, no options were granted to directors during the year 2006. Exercisable stock options issued in prior years are included in the table and footnotes which appear on page 5.
     Directors of the Corporation and the Affiliate Banks may also use director cash retainer fees to purchase shares of the Corporation issued by the Corporation at fair market value under the Corporation’s Director Stock Retainer Plan. Directors may also use other personal funds or cash retainer fees to purchase shares under the Fentura Financial, Inc. Stock Purchase Plan. This plan permits all employees of the Corporation and Affiliate Banks, as well as directors, to purchase shares at fair market value through regular payroll or fee deductions and also through lump sum payments. The maximum annual dollar amount of purchases per individual through payroll or fee deductions is $10,000 and the maximum annual dollar amount of lump sum purchases is also $10,000, for a total annual maximum of $20,000.
2006 DIRECTOR COMPENSATION ($)

					Change in
					Pension
					Value and
					Nonqualified
	Fees Earned or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
Name	Cash (1)	Awards	Awards	Compensation	Earnings	Compensation (2)	Total
Kenneth R. Elston	$14,000	—	—	—	—	—	$14,000
J. David Karr	$10,200	—	—	—	—	$4,800	$15,000
Thomas P. McKenney	$12,000	—	—	—	—	—	$12,000
Thomas L. Miller	$13,000	—	—	—	—	—	$13,000
Brian P. Petty	$4,000	—	—	—	—	$11,250	$15,250
Ian W. Schonsheck	$12,000	—	—	—	—	$5,000	$17,000
Forrest A. Shook	$14,000	—	—	—	—	—	$14,000

(1)	Amounts for Messrs. Elston, Karr, and Miller include fees paid as members of the Audit Committee for each meeting attended. As Chairman, Mr. Shook receives an additional retainer fee.

(2)	Amounts include retainer fees paid by a subsidiary Bank for serving on their Board.
Code of Ethics
     Fentura Financial, Inc. is dedicated to upholding the highest ethical standards and principles throughout our operations. Our Code of Ethics is a product of our commitment to comply with the law and to conduct business ethically while reinforcing values of trust, respect, dignity, and honesty which form the foundation for our relationships with our shareholders, employees, and customers. The Corporation’s Board of Directors reaffirmed its Code of Ethics on January 19, 2006. The Code details principles and responsibilities governing professional and ethical conduct for all directors and officers of the Corporation and its Affiliate Banks. The revised Code is filed as an exhibit to the Corporation’s 2006 annual report on Form 10-K. Any changes or waivers to the Code of Ethics will be promptly disclosed in our SEC filings.

     Going beyond the legal requirements for corporate ethics, we require all members of management to sign our Code and to conduct themselves consistent with its requirements. Additionally, the Boards of the Corporation and each Affiliate Bank and all Board Committees are chaired by an independent outside director and, at each Board and Audit Committee session, our outside directors reserve time for discussions without management or management directors present. Another example of the Corporation’s commitment to ethical conduct is its support of the Internal Audit Function. Previously outsourced, Internal Audit returned to an in house function in 2006 to strengthen the risked based annual audit program, including incorporating testing consistent with the Sarbanes-Oxley Act Section 404, which the Corporation may be required to comply with by December 31, 2007.
Committees of the Corporation Board
     The Corporation maintains the following standing committees: Executive, Forward Planning, Director Selection, Audit, and Compensation/ESOP.
Executive Committee
     The Executive Committee, which met five times in 2006, consists of Messrs. Grill, McKenney, and Shook. This Committee reviews in depth the status and progress of various projects, management activities and the Corporation’s financial performance. As necessary, it provides guidance and makes recommendations to management and/or the Board of Directors.
Forward Planning Committee
     The Forward Planning Committee consists of Messrs. Grill, Miller, and Schonsheck. This Committee evaluates and recommends strategic initiatives and alternatives to guide the future performance and direction of the Corporation. All Forward Planning matters during 2006 were considered by the full Board at regular Board meetings.
Director Selection Committee
     The Corporation’s Director Selection Committee consists of Messrs. McKenney, Miller and Shook. This Committee coordinates the process of identifying, interviewing and recommending new director candidates. In reviewing director selections, the Committee will consider recommendations of shareholders. Shareholders who wish to recommend nominees should submit their recommendations in writing, delivered or mailed to the Secretary of the Corporation. The Director Selection Committee met one time during 2006. The Director Selection Committee adopted a charter on November 30, 2006, a copy of which is available on the Corporation’s website at www.fentura.com.
Audit Committee
     The Corporation’s Audit Committee consists of Messrs. Elston, Miller and Petty, and the Audit Committee chairpersons of each Affiliate Bank Audit Committee’s as ex-officio members. The Audit Committee oversees the Corporation’s corporate accounting, financial reporting and internal audit processes. For this purpose, the Audit Committee performs several functions. For example, the Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; appoints and approves the compensation of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews the annual internal risk based audit plan and approves the retention of auditors to perform portions of the internal audit functions and services which the independent auditors are not permitted to perform; reviews the financial statements to be included in the Corporation’s Annual Report on Form 10-K; and discusses with management and the independent auditors the results of the annual audit and the results of the Corporation’s quarterly financial statements.
     Mr. Elston has been designated by the Board as the Audit Committee’s financial expert. Mr. Elston is independent as defined in Rule 4200(a) (15) of the NASDAQ listing standards.
     The Audit Committee is guided by an Audit Committee Charter, which is available on the Corporation’s website at www.fentura.com. All of the members of the Audit Committee are independent, as defined in Rule 4200(a) of the NASDAQ Listing Standards. During 2006, the Audit Committee held four meetings. On March 22, 2007, the Audit Committee submitted to the Board the following report:
Report of Audit Committee
     We have reviewed and discussed with management the Corporation’s audited financial statements as of and for the year ended December 31, 2006.
     We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.
     We have received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors’ independence.
     Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2006.
Respectfully submitted,
Audit Committee
Kenneth R. Elston
Thomas L. Miller
Brian P. Petty
Compensation/ESOP Committee
     The members of the Compensation/ESOP Committee are Messrs. Karr, Petty and Shook. This Committee oversees the administration of the Corporation’s compensation and benefit programs. The Committee met two times during 2006. The Compensation/ESOP Committee adopted a charter on November 30, 2006, which is available on the Corporation’s website at www.fentura.com. The performance of the CEO and all Compensation/ESOP Committee items were reviewed by the committee and approved by the full Board.

Report of Compensation/ESOP Committee
     We have reviewed and discussed with management the Corporation’s Compensation Discussion & Analysis required by Item 402(b) of Regulation S-K. Based upon our review and discussions, we recommended to the Board of Directors that the Compensation, Discussion & Analysis be included in the Corporation’s annual report on Form 10-K for the year ended December 31, 2006 and the Corporation’s 2007 proxy statement.
Respectfully submitted,
Year 2006 Compensation/ESOP Committee
J. David Karr
Brian P. Petty
Forrest A. Shook
COMPENSATION/ESOP COMMITTEE INTERLOCKS
     The members of the Compensation Committee are set forth in the preceding section. There are no members of the Compensation Committee who were officers or employees of the Corporation, former officers of the Corporation or its subsidiaries or had any relationship otherwise requiring disclosure here.
EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION & ANALYSIS
     During 2006, the Corporation did not compensate any of its executive officers, each of whom was also an executive officer of one of the Affiliate Banks and is paid for services by an Affiliate Bank following the corporate guidelines described below.
Role and Composition of the Committee
     The Compensation Committee discharges the Board’s responsibilities relating to compensation of the Company’s executive officers, including reviewing the competitiveness of executive compensation programs, evaluating the performance of the Company’s executive officers, and approving their annual compensation and equity awards. The Committee also assists the CEO in establishing annual goals and objectives and, after considering the results of the CEO performance review, recommends CEO compensation to the Board for approval. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee Charter.
     The Compensation Committee has three members. Each Committee members meets the independence requirements established by NASDAQ.
     Under its Charter, the Compensation Committee has the authority to retain outside services to assist it in carrying out its duties and responsibilities. No initiatives or actions required the Committee to execute this authority in 2006. However, management used outside services provided by the legal firm Howard & Howard to assist with certain human resource issues and the Committee reviewed their recommendations.

Compensation Philosophy and Objectives
     All of our compensation programs are designed to attract and retain key employees, motivating them to achieve and rewarding them for superior performance. Different programs are geared to short and longer-term performance with the goal of increasing shareholder value over the long term. Executive compensation programs impact all employees by setting general levels of compensation and helping to create an environment of goals, rewards and expectations. Because we believe the performance of every employee is important to our success, we are mindful of the effect of executive compensation and incentive programs on all of our employees.
     We believe that the compensation of our executives should reflect their success as a management team, rather than individuals, in attaining key operating objectives, such as growth of earnings, return on equity, net interest margin, and operating efficiency. We believe that the performance of the executives in managing our Company, considered in light of general economic and specific Company, industry, and competitive conditions, should be the basis for determining their overall compensation. We believe that compensation based on management’s success in achieving Company goals will, in the long-term, positively impact our stock performance.
     The Company achieves these objectives through a compensation philosophy that provides employees with a distinctive overall compensation package. Outstanding performers have the opportunity to earn competitive compensation over the long-term through a pay-for-performance approach. The programs are designed to provide executives with competitive base salary and bonus compensation with a significant portion of total compensation at risk, tied both to individual and Company performance, and the creation of shareholder value.
Components of Executive Compensation
     The components of the compensation program for executive officers are described below.
     Base Salary. Base salaries are determined based on a variety of factors, including the executive’s scope of responsibilities, a market competitive assessment of similar roles at other companies, and a comparison of salaries paid to peers within the Company. Base salaries are set at levels that allow the Company to attract and retain superior leaders that will enable the Company to deliver on its business goals. Base salaries are reviewed once each year and may be adjusted after considering the above factors.
     The CEO will make recommendations for base salaries for each executive officer, excluding the CEO. When setting the base salaries for executive officers, excluding the CEO, the Committee considers recommendations from the CEO and makes a final determination based on the factors listed above and the executive officer’s performance during the year.
     Bonus. Executives have the opportunity to earn a bonus ranging from 30% to 45% of their base salary. Bonuses are determined based upon a combination of quantative measures, the details of which are established annually by the Board of Directors.
Executive Benefits
     In fiscal year 2006, Fentura’s executives were eligible for the same level and offering of benefits made available to other employees, including the Company’s 401(k) Plan and other benefit programs. In addition to the standard benefits offered to all employees, Fentura maintains non-qualified deferred compensation plans for certain executives. Effective January 1, 2006, Fentura modified certain non-

qualified deferred compensation plans to comply with certain IRS requirements. Fentura’s contributions to the non-qualified deferred compensation plans are further discussed in the supplementary retirement benefit section of the proxy information.
How Executive Pay Levels are Determined
     Fentura participates in executive compensation benchmarking surveys that provide summarized data on levels of base salary, target annual incentives, and stock-based and other long-term incentives. These surveys also provide benchmark information on compensation practices such as the prevalence of types of compensation plans and the proportion of the types of pay components as part of the total compensation package. These surveys are supplemented by other publicly available information and input from trade associations on other factors such as recent market trends. The entire comparison group includes banks from Michigan and the Midwest. The Company does not customarily use consultants in establishing executive compensation. The Committee uses formal performance plans that ascribe performance expectations to the components of executive officer compensation, including salary and bonus. Information about the Company’s severance arrangements is provided on pages 20 and 21.
How Stock-Based Awards are Determined
     In 2006, no stock-based awards were granted to executive officers. However, generally the level of usage is determined based on factors such as compensation levels at comparison companies relative to Fentura’s target total compensation levels and the desired mix of cash and equity pay. Each year, the Committee and management determine the appropriate usage, balancing these factors against the projected needs of the business as well as financial considerations, including the projected impact on shareholder dilution. The Company emphasizes differentiation in the executive stock compensation and broad based stock award program.
Compensation for the Chief Executive Officer
     The independent members of the Board approve the compensation of Donald L. Grill, President and Chief Executive Officer. The Committee recommends salary and bonus amounts to the Board. Mr. Grill’s salary and total compensation are considered competitive with industry averages. Mr. Grill’s bonus was determined by the independent members of the Board based on an evaluation of his performance against his annual performance plan, including achievement of Company performance objectives, achievement of major market development activities, progress in improving internal efficiency, progress in business growth initiatives, and development of senior leadership. The Summary Compensation Table sets forth all compensation received by Mr. Grill during the fiscal year 2006. He is eligible for a Company sponsored supplemental retirement program and the Company’s 401(k) and ESOP program. Mr. Grill does have a change of control agreement. He may be eligible for severance under the Company’s executive severance plan.

     The following tables show the compensation for services to Affiliate Banks of the principal executive officer, principal financial officer and the four highest paid corporate executive officers who received total compensation in excess of $100,000 for the year 2006.
SUMMARY COMPENSATION TABLE ($)

					Change in
					Pension
					Value and
					Nonqualified
					Deferred
Name and Principal				Option	Compensation	All Other
Position	Year	Salary	Bonus (1)	Awards (2)	Earnings (3)	Compensation (4)	Total
Donald L. Grill President & CEO of the Corporation and CEO of The State Bank	2006	$234,965	$63,762	—	$55,075	$12,038	$365,840

Douglas J. Kelley Senior Vice President and CFO of the Corporation	2006	$108,283	$22,855	—	—	$8,981	$140,119

Robert E. Sewick President & CEO West Michigan Community Bank	2006	$159,599	$46,044	—	$23,358	$7,881	$236,882

Ronald L. Justice CEO Davison State Bank and Senior Vice President and Secretary of the Corporation	2006	$124,944	$29,938	—	—	$11,533	$166,415

Dennis E. Leyder President & COO The State Bank	2006	$124,532	$25,358	—	—	$14,178	$164,068

Holly J. Pingatore Senior Vice President of the Corporation and The State Bank	2006	$101,147	$18,299	—	—	$8,952	$128,398

(1)	Amounts reflect payments made pursuant to the Annual Bonus Plan as in effect for the fiscal year indicated. For more information on this plan, see the Compensation Discussion and Analysis.

(2)	Amounts calculated utilizing the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Share-based Payments.” No options were granted in the fiscal year ended December 31, 2006.

(3)	Amounts reflect the actuarial increase in the present value of the named executive officer’s benefits under all pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested.

(4)	Amounts include the taxable benefit of Company owned vehicles for Messrs. Grill and Sewick, the Corporate match for the 401k profit sharing plan and the Corporate distribution to the Employee Stock Ownership plan for all named executive officers, and awards under the Non-Qualified Deferred Compensation Plan. Deferred Compensation awards were as follows, Mr. Kelley — $4,196, Mr. Justice — $4,842, Mr. Leyder — $4,826, and Ms. Pingatore — $3,919.

Option Grants in 2006
     The following table sets forth certain information concerning the number and value of stock options granted in the last fiscal year to the individuals named above in the summary compensation table:
2006 GRANTS OF PLAN-BASED AWARDS TABLE

		All Other	All Other
		Stock Awards:	Option Awards:
		Number of	Number of	Exercise or	Grant Date
		Shares of	Securities	Base Price	Fair Value of
		Stock or	Underlying	of Option	Stock and
	Grant	Units	Options	Awards	Option
Name	Date	(#)	(#)	($ / Sh)	Awards

Donald L. Grill	—	—	—	—	—

Douglas J. Kelley	—	—	—	—	—

Robert E. Sewick	—	—	—	—	—

Ronald L. Justice	—	—	—	—	—

Dennis E. Leyder	—	—	—	—	—

Holly J. Pingatore	—	—	—	—	—
No Options were granted in the fiscal year ended December 31, 2006.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
	Number
	of	Number of
	Securities	Securities				Market Value of
	Underlying	Underlying			Number of Shares or	Shares or Units of
	Unexercised Options	Unexercised Options	Option Exercise		Units of Stock That	Stock That Have Not
	(#)	(#)	Price	Option Expiration	Have Not Vested	Vested
Name	Exercisable	Unexercisable (1)	($)	Date	(#)	($)

	832	—	$32.37	01/25/2010	—	—
	1303	—	$20.77	01/25/2011	—	—
	1157	—	$21.90	01/31/2012	—	—
Donald L. Grill	403	807	$28.31	06/26/2013	807	$3,420.44
	202	403	$28.31	06/26/2013	403	$1,710.22
	1210	—	$35.45	12/01/2014	—	—

	61	121	$28.31	06/26/2013	121	$514.48
Douglas J. Kelley	121	242	$28.31	06/26/2013	242	$1,026.13
	550	—	$35.45	12/01/2014	—	—

	290	—	$37.19	07/07/2009	—	—
	248	—	$32.37	01/25/2010	—	—
	661	—	$20.77	01/25/2011	—	—
Robert E. Sewick	581	—	$21.90	01/31/2012	—	—
	202	403	$28.31	06/26/2013	403	$1,710.22
	161	323	$28.31	06/26/2013	323	$1,368.18
	660	—	$35.45	12/01/2014	—	—

	254	—	$32.37	01/25/2010	—	—
	467	—	$20.77	01/25/2011	—	—
	401	—	$21.90	01/31/2012	—	—
Ronald L. Justice	161	323	$28.31	06/26/2013	323	$1,368.18
	161	323	$28.31	06/26/2013	323	$1,368.18
	660	—	$35.45	12/01/2014	—	—

	303	—	$21.90	01/31/2012	—	—
	121	242	$28.31	06/26/2013	242	$1,026.13
Dennis E. Leyder	161	323	$28.31	06/26/2013	323	$1,368.18
	550	—	$35.45	12/01/2014	—	—

	121	—	$32.37	01/25/2010	—	—
	292	—	$20.77	01/25/2011	—	—
	278	—	$21.90	01/31/2012	—	—
Holly J. Pingatore	121	242	$28.31	06/26/2013	242	$1,026.13
	161	323	$28.31	06/26/2013	323	$1,368.18
	550	—	$35.45	12/01/2014	—	—

(1)	Options become exercisable in three equal installments each year beginning on the third anniversary of the grant date.

2006 OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)

Donald L. Grill	—	—	—	—
Douglas J. Kelley	—	—	—	—
Robert E. Sewick	—	—	—	—
Ronald L. Justice	—	—	—	—
Dennis E. Leyder	—	—	—	—
Holly J. Pingatore	—	—	—	—
No options were exercised and no shares were awarded during the fiscal year ended December 31, 2006
2006 SUPPLEMENTAL RETIREMENT BENEFITS
     Fentura Financial, Inc. and The State Bank have entered into Supplemental Executive Retirement Agreements (SERP Agreements) with Mr. Donald L. Grill and Mr. Robert E. Sewick. The SERP Agreements are designed to encourage executives to remain long term employees of the Corporation, and to provide specified benefits to certain key executives who contribute materially to the continued growth, development and future business success of the Corporation. The retirement benefits are an unsecured obligation of the Corporation. The Corporation has purchased certain prepaid life insurance policies and expects to apply investment earnings on the policies to pay for all or a portion of the annual costs for the SERP Agreements.

			Present
			Value of
		Number of Years	Accumulated Benefit	Payments During
Name	Plan Name	Credited Service	(1)	Last Fiscal Year (2)

Donald L. Grill	Supplemental Executive Retirement Plan	10.0	$226,505	—
Robert E. Sewick	Supplemental Executive Retirement Plan	7.5	$95,247	—

(1)	Amounts show the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each such named executive officer, under the Supplemental Executive Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used the Company’s financial statement. Amounts included may not currently be available to named executive officers because such amounts are not vested. Vesting begins at age 55 and full vesting occurs at age 60.

(2)	Annual payments are accrued based on the named executive’s retirement benefit at normal retirement age. The Plan’s target retirement benefit is an annual retirement payment equal to a percentage of the executive’s projected final salary, 25% for Mr. Grill and 20% for Mr. Sewick.

2006 NONQUALIFED DEFERRED COMPENSATION
The Corporation and the Affiliate Banks have established a Non-Qualified Deferred Compensation Plan (the “Plan”) for key executives not covered under the SERP. The plan is designed to encourage highly compensated officers to remain long term employees of the Corporation and the Affiliate Banks, and to provide the officers with supplemental retirement income.

	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	at Last
Name	Last FY	Last FY (1)	in Last FY (2)	Distributions	FYE

Douglas J. Kelley	—	$4,196	$179	—	$8,493

Ronald L. Justice	—	$4,842	$878	—	$25,905

Dennis E. Leyder	—	$4,826	$747	—	$22,748

Holly J. Pingatore	—	$3,919	$184	—	$8,341

(1)	Discretionary contributions to the plan may be granted each Plan year by the Corporation’s Board of Directors based on financial performance of the Corporation and in an amount up to 5% of the participant’s annual compensation. Discretionary contributions under the plan are credited to a deferred compensation account (the “Account”) established and maintained for each participant. Participants shall vest in their account based on the Plan’s schedule which begins at 3 years of service and is fully vested after 7 years of service.

(2)	Interest is earned on the deferred compensation based on the U.S. Treasury 5 year rate at the end of each calendar year. The interest along with the deferred compensation is credited to the deferred compensation account.
Qualified Retirement Plans
     The Corporation and the Affiliate Banks offer all employees two separate qualified retirement plans, the first of which is the Employee Stock Ownership Plan (ESOP) and the second is a 401k profit sharing plan. The ESOP is 100% funded by the Corporation and/or Affiliate Banks. Based on Corporate earnings, the Corporate Board approves an amount to be distributed into the plan. In order to promote longevity with the Corporation, this plan includes a vesting schedule of seven years before a participant is fully vested. The 401k profit sharing plan allows participants to defer compensation, before taxes, in order to invest in various investment vehicles. Participants also receive a corporate match of 100% on the first 3% and 50% on the next 2% (participants are allowed to defer up to 15%) of their annual compensation.
Potential Post-Employment Payments
Payments upon Termination/Change in Control
     The Corporation and the Affiliated Banks have entered into Severance Compensation Agreements with each of Messrs. Grill, Kelley, Sewick, Justice, Leyder, and Ms. Pingatore. Under each of these agreements, if a “change in control” occurs while the Executive is an employee of the Corporation or the Affiliate Bank, and if within five years thereafter the Executive’s employment is terminated without “cause,” by the Executive for “good reason,” or by either party because of the Executive’s death or disability, then the Corporation and the Affiliate Bank are required to pay the Executive an annual amount equal to 50% of the highest amount of the Executive’s annual compensation in the five preceding calendar years, with such payments being made for a period of time ranging from one to five years, as specified in each Executive’s agreement (Grill, Justice and Sewick — 5 years; Leyder — 2 years; Kelley and Pingatore — 1 year). In the case of Mr. Grill and Mr. Sewick, the Executive may also be entitled to payment for certain excise, income and other taxes that such Executive may become subject to as a result of Section 280G of the Internal Revenue Code (i.e. tax gross-up payments). In contrast, the Executives other than Mr. Grill and Mr. Sewick are to have their payments reduced to the extent necessary to avoid such excise and other taxes. Each Executive is also entitled to the acceleration of vesting of any outstanding stock options and/or restricted stock upon a change in control.
     “Change in Control” means (i) the acquisition, directly, indirectly and/or beneficially, by any person or group, of more than fifty percent (50%) of the voting securities of the Corporation or the Bank, (ii) the occurrence of any event at any time during any two (2) year period which results in a majority of the Board of Directors of the Corporation or the Bank being comprised of individuals who were not members of such Board at the commencement of that two (2) year period (the “Incumbent Board”); provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s or the Bank’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding for this purpose any such individual whose initial assumption of the office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Incumbent Board, (iii) a sale of all or substantially all of the assets of the Corporation or the Bank to another entity, or (iv) a merger or reorganization of the Corporation or the Bank with another entity.
     “Cause” means (i) the willful and continuing failure by the Executive to substantially perform his duties with the Bank or the Corporation (other than any such failure resulting from the Executive’s death or Disability) and which is not remedied in a reasonable period of time after receipt by Executive of written notice from the Bank specifying the duties the Executive has failed to perform, or (ii) the willful and continued engaging by Executive in gross misconduct that is materially injurious to the Bank or the Corporation and which is not ceased within a reasonable period of time after receipt by Executive of written notice from the Bank specifying the misconduct and the injury, or (iii) an adjudication of the Executive’s guilt of any crime involving a serious and substantial breach of the Executive’s fiduciary duties to the Bank. No act or failure to act on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by him in bad faith and without reasonable belief that his action or omission was in the best interest of the Bank or the Corporation.
     “Good Reason” means any of the following, as determined by the Executive in his discretion: (i) the assignment to the Executive by the Bank or the Corporation of any duties inconsistent with his position, duties, responsibilities and status with the Bank or the Corporation immediately prior to a Change in Control, or a change adverse to Executive in Executive’s reporting responsibilities, titles, terms of employment (including bonus, compensation, fringe benefits and vacation entitlement) or offices as in effect immediately prior to a Change in Control; or (ii) the Bank or the Corporation requiring Executive to be based anywhere other than within fifteen (15) miles of his present office location, or to travel on business of the Bank to an extent substantially greater than Executive’s present business travel obligations; or (iii) the failure by the Corporation to obtain the assumption of the agreement. If any of the foregoing result from, or follow, a termination of employment for Cause, then Good Reason will not have occurred.
     Assuming, in accordance with applicable SEC rules that the foregoing executive officers were terminated on December 31, 2006 in the manner described above, the estimated aggregate total value of compensation and benefits (including the economic benefit resulting from the acceleration of options and restricted stock) from Severance Compensation Agreements would be as follows: Mr. Grill — $872,380, Mr. Kelley— $103,717, Mr. Sewick— $619,320, Mr. Justice— $449,754, Mr. Leyder — $197,138, and Ms. Pingatore— $91,443.
     Additionally, under the change of control provisions of the Supplemental Executive Retirement Plans, assuming executive officers were terminated on December 31, 2006 in the manner described above, Mr. Grill would receive an additional $881,119 and Mr. Sewick would receive an additional $598,496.
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
     The consolidated financial statements of the Corporation for the year ended December 31, 2006, have been examined by Crowe Chizek and Company LLC, independent certified public accountants. A representative of Crowe Chizek and Company is expected to be present at the annual meeting with the opportunity to make a statement, if desired, and will be available to respond to appropriate questions. The Corporation’s Audit Committee selects the Corporation’s auditors before the end of each calendar year.
Fees Paid to Independent Accountants

	2006	2005
Audit Fees	$99,125	$93,500
Audit-related Fees	$54,060	$34,020
Tax Fees	$18,550	$26,115
All Other Fees	$8,221	$0
     The amount shown for “Audit-related Fees” for 2006 related to the development of tools designed to assist the Corporation in complying with certain provisions of the Sarbanes-Oxley Act and related consultation and advice.
     The amounts shown for “Tax Fees” were for corporate tax compliance, tax advice and tax planning services.
     The Audit Committee has considered whether the provision of these services is compatible with maintaining our principal auditors’ independence. Following the adoption of the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder, our independent auditors are proscribed from offering certain services to us. None of those proscribed services were provided to us in 2006. The Corporation’s Audit Committee has concluded that the provision of services covered under the caption “All Other Fees” is compatible with Crowe Chizek and Company LLC maintaining their independence. None of the hours expended on Crowe Chizek and Company LLC’s engagement to audit the Corporation’s consolidated financial statements for the year ended December 31, 2006, were attributed to work performed by persons other than Crowe Chizek and Company LLC’s full-time, permanent employees.
     The Charter of the Audit Committee provides that the Audit Committee will administer the Corporation’s policy regarding the approval of audit and non-audit services. Under that policy, the Audit Committee must pre-approve all engagements of the Corporation’s independent auditors. Before the end of the first quarter of each year, the retention of the independent auditors to audit the Corporation’s financial statements, including the associated fee, is approved by the Audit Committee. At the same time, the Audit Committee will evaluate other known potential engagements of the independent auditors, including the scope of the work proposed to be performed and the proposed fees, and approve or reject each service, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditors’ independence from management.

At each subsequent meeting of the Audit Committee, the Audit Committee will receive updates on the services actually provided by the independent auditors and management may present additional services for approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements on behalf of the Audit Committee in the event that the need arises for pre-approval between Audit Committee meetings. This might occur, for example, if the Corporation was proposing to execute a financing on an accelerated timetable. If the Chairman so approves any such engagements, he/she is required to report that approval to the full Audit Committee at the next Audit Committee meeting.
     All of the services described above as “Audit-related Fees” and “Tax Fees” were approved under this policy.
COMPLIANCE WITH SECTION 16 REPORTING
     The rules of the Securities and Exchange Commission require that the Corporation disclose late filings of reports of stock ownership (and changes in stock ownership) by its directors, executive officers and beneficial owners of more than 10% of the Corporation’s common stock. Based solely on its review of the copies of such reports received by it, and written representations from certain reporting persons, the Corporation believes that during the year ended December 31, 2006, its directors, executive officers and beneficial owners of more than 10% of the Corporation’s common stock have complied with all filing requirements applicable to them.
OTHER INFORMATION
Annual Report on Form 10-K
     The Corporation will provide a copy of its 2006 Annual Report on SEC Form 10-K to any shareholder who asks for it in writing, without charge. Please direct your request to our Secretary, Ronald L. Justice, at 175 North Leroy Street, P.O. Box 725, Fenton, Michigan 48430. The Form 10-K and certain other periodic filings are filed with the Securities and Exchange Commission (“SEC”). The SEC maintains an Internet web site that contains reports and other information regarding companies, including the Corporation, that file electronically. The SEC’s web site address is www.sec.gov.
Transactions with Certain Interested Parties
     The Company has Related Party Transactions provisions in its lending policies which require preapproval of any loans to a related party with a subsidiary Bank by a majority of disinterested board members of the Board of Directors. Additionally, the Board reaffirms all debt with related parties at least annually.
     Certain directors and officers of the Corporation have had and are expected to have in the future, transactions with the subsidiaries of the Corporation, or have been directors or officers of corporations, or members of partnerships, which have had and are expected to have in the future, transactions with the subsidiaries of the Corporation. All such transactions with officers and directors, either directly or indirectly, have been made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and these transactions do not involve more than the normal risk of collection or present other unfavorable features. All such future transactions, including transactions with principal shareholders and other Corporation affiliates, will be made in the ordinary course of business, on terms no less favorable to the Corporation than with other customers, and will be subject to approval by a majority of the Corporation’s independent, outside disinterested directors.
Shareholder Proposals
     An eligible shareholder who wants to have a qualified proposal considered for inclusion in the proxy statement for the 2008 Annual Meeting of Shareholders must notify the Corporation’s Secretary by delivering a copy of the proposal to the Corporation’s offices no later than November 26, 2007. If a shareholder notifies the Corporation after 45 days before the first anniversary of the date on which this Proxy Statement is first mailed of an intent to present a proposal at the 2008 annual meeting of shareholders, the Corporation will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.
Expenses of Solicitation
     The Corporation pays the cost of preparing, assembling and mailing this proxy-soliciting material. In addition to the use of the mail, proxies may be solicited personally, by telephone or telegraph, or by the Corporation’s officers and employees without additional compensation. The Corporation pays all costs of solicitation, including certain expenses of brokers and nominees who mail proxy material to their customers or principals.
BY ORDER OF THE BOARD OF DIRECTORS,

Dated: March 22, 2007

See enclosed voting (proxy) form please sign and mail promptly.

P.O. Box 725
Fenton, Michigan 48430-0725
ANNUAL MEETING OF SHAREHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Please complete, date, sign and mail the
detached proxy card in the enclosed postage-prepaid envelope.

DETACH PROXY CARD HERE

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR all nominees listed in No. 1.

If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on reverse side.

Signature	Return this stub in the enclosed envelope with your completed proxy card.
Signature	I/We do plan to attend the Annual meeting. ☐
Date

Please sign exactly as your name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.	Number attending

PROXY — FENTURA FINANCIAL, INC.
Annual Meeting of Shareholders, April 24, 2007

The undersigned hereby appoints Donald L. Grill and Thomas L. Miller as Proxies, each with the power to appoint his substitute, and hereby authorized them to represent and to vote, as designated below, all the shares of Common Stock of Fentura Financial, Inc. held of record by the undersigned on March 14, 2007 at the Annual Meeting of Shareholders to be held April 24, 2007 and at any adjournment thereof.

1. In the election of three directors (Class I), each to be elected for term expiring in 2010.

☐ FOR the nominees listed below	☐ WITHHOLD AUTHORITY to vote for the nominees listed below

J. David Karr Thomas P. McKenney Brian P. Petty

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee’s name in the list above.)

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.